Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 31, 2015

among

CABOT OIL & GAS CORPORATION,
as Borrower,

the Lenders party hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

J.P. MORGAN SECURITIES LLC

and
MERRILL LYNCH, PIERCE, FENNER & SMITH, INC.,

as Joint-Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.,
as Syndication Agent,

and

BANK OF MONTREAL, CITIBANK, N.A., COMPASS BANK, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., TORONTO DOMINION (NEW YORK) LLC, U.S. BANK NATIONAL ASSOCIATION, and WELLS FARGO BANK, N.A.,

as Co-Documentation Agents

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”) dated as of December 31, 2015 (the “Fourth Amendment Pro Forma Effective Date”), among CABOT OIL & GAS CORPORATION, a Delaware corporation (the “Borrower”); certain of the Lenders referred to below; and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.            The Borrower, the Administrative Agent and the lenders (collectively, the “Lenders”) party thereto are parties to that certain Amended and Restated Credit Agreement dated as of September 22, 2010 (as amended by that certain First Amendment dated as of May 4, 2012, that certain Second Amendment dated as of July 18, 2012, that certain Third Amendment dated as of April 17, 2015, and as further amended, modified or otherwise supplemented to date, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.            The Borrower has requested and Lenders constituting the Majority Lenders have agreed to amend certain provisions of the Credit Agreement as set forth herein.

C.            Now, therefore, to induce the Administrative Agent and Lenders constituting the Majority Lenders to enter into this Fourth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.              Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Fourth Amendment. Unless otherwise indicated, all references to articles or sections in this Fourth Amendment refer to articles or sections of the Credit Agreement.

Section 2.              Amendments to Credit Agreement.

2.1          Amendments to Section 1.02.

(a)           Section 1.02 is hereby amended by deleting the defined terms “Agreement”, “Applicable Margin”, “Defaulting Lender”, “Index Debt” and “Present Value of Proved Reserves” in their entirety and replacing them with the following:

“Agreement” means this Amended and Restated Credit Agreement, as amended by that certain First Amendment dated as of May 4, 2012, that certain Second Amendment dated as of July 18, 2012, that certain Third Amendment dated as of April 17, 2015, that certain Fourth Amendment dated as of December 31, 2015, and as the same may from time to time be amended, modified, supplemented or restated.

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be,

(a) from the Fourth Amendment Pro Forma Effective Date until the earlier of (i) the expiration of the Covenant Relief Period or (ii) the first date on which the Borrower receives an Investment Grade Rating from either S&P or Moody’s (such period, the “Covenant Relief Pricing Period”), the rate per annum set forth in the grid below based upon the Leverage Ratio in effect on such day:

Leverage Ratio Grid

Leverage Ratio	< 1.0x	> 1.0x and < 2.0x	> 2.0x and < 3.0x	> 3.0x and < 3.5x	> 3.5x and < 4.0x	> 4.0x and < 4.5x	> 4.5x
ABR Loans	0.500%	0.750%	1.000%	1.250%	1.500%	1.750%	2.00%
Eurodollar Loans	1.500%	1.750%	2.000%	2.250%	2.50%	2.750%	3.00%
Commitment Fee Rate	0.300%	0.375%	0.375%	0.500%	0.500%	0.500%	0.500%

(b) at any time following the Covenant Relief Pricing Period other than during an Investment Grade Period (such period, the “Leverage Ratio Period”), for any day, with respect to any ABR Loan or Eurodollar Loan, as applicable, the rate per annum set forth in the grid below based upon the Leverage Ratio in effect on such day:

Leverage Ratio Grid

Leverage Ratio	< 1.0x	> 1.0x and < 2.0x	> 2.0x and < 3.0x	> 3.0x
ABR Loans	0.500%	0.750%	1.000%	1.250%
Eurodollar Loans	1.500%	1.750%	2.000%	2.250%
Commitment Fee Rate	0.300%	0.375%	0.375%	0.500%

and

(c) at any time following the Covenant Relief Pricing Period during an Investment Grade Period, for any day, with respect to any ABR Loan or Eurodollar Loan, as applicable, the rate per annum set forth in the grid below based upon the Applicable Rating Level in effect on such day:

Applicable Rating Level Grid

Applicable Rating Level	> Baa1 / BBB+ (“Level I”)	Baa2 / BBB (“Level II”)	Baa3 / BBB- (“Level III”)	< Ba1 / BB+ (“Level IV”)
ABR Loans	0.125%	0.250%	0.500%	0.750%
Eurodollar Loans	1.125%	1.250%	1.500%	1.750%
Commitment Fee Rate	0.150%	0.200%	0.250%	0.300%

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) failed, within three Business Days after request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or (f) become the subject of a Bail-In Action; provided that, a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Index Debt” means the senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person (other than the Guarantors) or subject to any other credit enhancement.

“Present Value of Proved Reserves” means, at any time, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Borrower’s and its Subsidiaries’ collective interests in Proved Reserves expected to be produced from their Oil and Gas Properties during the remaining expected economic lives of such reserves.  Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event (a) net revenues shall be calculated after giving effect to deductions for severance and ad valorem taxes but without any deduction for federal or state income taxes, (b) appropriate deductions shall be made for operating, gathering, transportation and marketing costs required for the production and sale of such reserves, (c) appropriate adjustments shall be made for hedging operations, provided that Swap Agreements with non-investment grade counterparties shall not be taken into account to the extent that such Swap Agreements improve the position of or otherwise benefit the Borrower or any of its Subsidiaries, (d) the pricing assumptions used in determining net present value for any particular reserves shall be based upon the following price decks: (i) for natural gas, the quotation for deliveries of natural gas for each such year from the New York Mercantile Exchange (“NYMEX”) for Henry Hub, provided that with respect to quotations for calendar years after the fifth calendar year, the quotation for the fifth calendar year shall be applied and (ii) for crude oil, the quotation for deliveries of West Texas Intermediate crude oil for each such calendar year from the New York Mercantile Exchange for Cushing, Oklahoma, provided that with respect to quotations for calendar years after the fifth calendar year, the quotation for the fifth calendar year shall be applied, and (e) the cash-flows derived from the pricing assumptions set forth in clause (d) above shall be further adjusted to account for the historical basis differentials for each month during the preceding 12-month period calculated by comparing realized crude oil and natural gas prices to Cushing, Oklahoma and Henry Hub NYMEX prices for each month during such period; provided that in calculating the Present Value of Proved Reserves, Proved Undeveloped Reserves shall not be taken into account to the extent that more than 30% of the Present Value of Proved Reserves is attributable to Proved Undeveloped Reserves.

(b)           Section 1.02 is hereby amended by adding the following defined terms to such section where alphabetically appropriate:

“Additional Provision” has the meaning assigned such term in Section 12.16.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA

Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Consolidated Total Assets” means, as of any date, the assets and properties of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, however, that Consolidated Total Assets shall be determined without giving effect to non-cash charges associated with successful efforts impairment test accounting or other similar tests resulting in non-cash charges.

“Covenant Relief Period” means the period from the Fourth Amendment Pro Forma Effective Date until the first date occurring on or after December 31, 2017 on which both the Asset Coverage Ratio is greater than 1.75 to 1.00 and the Leverage Ratio is less than 3.00 to 1.00 for two consecutive fiscal quarters of the Borrower.

“Covenant Relief Pricing Period” has the meaning assigned such term in the definition of Applicable Margin.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Fourth Amendment Effective Date” has the meaning assigned to such term in the Fourth Amendment to Amended and Restated Credit Agreement dated as of December 31, 2015 among the Borrower, the Lenders party thereto and the Administrative Agent.

“Fourth Amendment Pro Forma Effective Date” has the meaning assigned to such term in the Fourth Amendment to Amended and Restated Credit

Agreement dated as of December 31, 2015 among the Borrower, the Lenders party thereto and the Administrative Agent.

“Investment Grade Rating” means (a) an Index Debt rating from Moody’s that is higher than Ba1 or (b) an Index Debt rating from S&P that is higher than BB+.

“Leverage Ratio Covenant Period” has the meaning given such term in Section 9.01(d).

“Material Debt Document” means, as to the Borrower and its Subsidiaries, (a) the Permitted Senior Notes and (b) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the Effective Date by the Borrower or any Subsidiary, or in respect of which the Borrower or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support, in a principal amount outstanding or available for borrowing equal to or greater than $100,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

“Most Favored Lender Notice” has the meaning given such term in Section 12.16(a).

“Net Cash Proceeds” means, in connection with any sale or disposition permitted under Section 9.11(e), (f) or (i), the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness under this Agreement, obligations under Swap Agreements permitted hereunder, and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

2.2          Amendment to Section 4.03.  Section 4.03 is hereby amended by adding the following new Section 4.03(d):

(d)           Subject to Section 12.17, no reallocation of LC Exposure under Section 4,03(c)(iii) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

2.3          Amendment to Section 5.03.  Section 5.03 is hereby amended by adding the following subsection (g) thereto where alphabetically appropriate:

(g)           Significant Modification.  For purposes of determining withholding Taxes imposed under FATCA, from and after the Fourth Amendment Pro Forma Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans and this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

2.4          Amendments to Section 9.01.

(a)   Section 9.01 is hereby amended by amending and restating subsection (c) thereof in its entirety and replacing it with the following:

(c)           Asset Coverage Ratio.  The Borrower will not permit its Asset Coverage Ratio to be less than (i) 1.25 to 1.00 as of the last day of any fiscal quarter ending on or before December 31, 2017 and (ii) 1.75 to 1.00 as of the last day of any fiscal quarter ending on or after March 31, 2018.

(b)   Section 9.01 is hereby amended by adding the following subsection (d) thereto where alphabetically appropriate:

(d)           Leverage Ratio.  The Borrower will not permit its Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Borrower ending on the last day of any fiscal quarter referenced below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter End	Leverage Ratio

December 31, 2015	4.75 to 1.00

March 31, 2016	4.75 to 1.00

June 30, 2016	4.75 to 1.00

September 30, 2016	4.75 to 1.00

December 31, 2016	4.75 to 1.00

March 31, 2017	4.25 to 1.00

June 30, 2017	4.25 to 1.00

September 30, 2017	4.25 to 1.00

December 31, 2017	4.25 to 1.00

March 31, 2018 and the last day of each fiscal quarter thereafter until the expiration of the Leverage Ratio Covenant Period	3.50 to 1.00

For the purposes of this Section 9.01(d), the “Leverage Ratio Covenant Period” means the period commencing on the Fourth Amendment Pro Forma Effective Date and ending on the first date on or after December 31, 2017 on which (i) the Borrower maintains a Leverage Ratio below 3.00 to 1.00 for two consecutive fiscal quarters or (ii) the Borrower receives an Investment Grade Rating.

2.5          Amendment to Section 9.11.  Section 9.11 is hereby amended by inserting the following text immediately prior to the period at the end thereof:

; provided, however, that during the Covenant Relief Period, the Borrower shall repay the Borrowings and Permitted Senior Notes pro rata (it being (x) understood that each holder of a Permitted Senior Note may decline such prepayment thereof, and that one or more other holders of Permitted Senior Notes may opt to be additionally prepaid with the some or all of the amounts so declined, in each case without affecting the “pro rata” nature of the prepayment, and (y) agreed that, for purposes of this proviso, any amount which would have been prepaid on the Permitted Senior Notes but was not actually so prepaid as the result of any such declination shall be treated has having been prepaid on the Permitted Senior Notes) in an aggregate principal amount equal to the Net Cash Proceeds of any sale or disposition permitted under the foregoing Section 9.11(e), (f) or (i), to the extent such Net Cash Proceeds from such dispositions in any fiscal year of the Borrower exceed the lesser of (i) 5% of Consolidated Total Assets as of the last day of the most recent fiscal year for which financial statements have been delivered pursuant to Section 8.01(a) or (ii) $250,000,000.

2.6          Amendments to Article XII.

(a)   Article XII is hereby amended by adding the following Section 12.16 thereto where numerically appropriate:

Section 12.16       Most Favored Lender.

(a)           If at any time (including as in effect on the Fourth Amendment Effective Date) any Material Debt Document shall include any financial covenant, any event of default (whether set forth as a undertaking, event of default, prepayment event or other such provision) or prepayment right not set forth herein or that would be more beneficial to the Lenders than any analogous provision contained in this Agreement (any such financial covenant, event of default or prepayment right, an “Additional Provision”), then the Borrower shall provide a Most Favored Lender Notice to the Administrative Agent.  Thereupon, unless waived in writing by the Required Lenders within thirty (30) days of receipt of such Most Favored Lender Notice by the Administrative Agent, such Additional Provision (and any related definitions) shall be deemed automatically incorporated by reference into this Agreement, mutatis mutandis (including any grace period, if applicable, with respect thereto), as if set forth fully herein, without any further action required on the part of any Person, effective as of the date when such Additional Provision became effective under such Material Debt Document.  Notwithstanding any of the foregoing to the contrary, it is hereby agreed that if no such Most Favored Lender Notice is provided by the date required herein, such Additional Provision shall be deemed automatically incorporated by reference in accordance with the terms of the previous sentence, effective as of the date when such Additional Provision became effective under such Material Debt Document.  Thereafter upon the request of any Lender, the Borrower shall enter into any additional agreement or amendment to this Agreement reasonably requested by such Lender evidencing any of the foregoing.  As used herein, “Most Favored Lender Notice” means, in respect of any Additional Provision, a written notice to the Administrative Agent delivered promptly, and in any event within ten (10) Business Days after the inclusion of such Additional Provision in any Material Debt Document (including by way of amendment or other modification of any existing provision thereof), by a Financial Officer of the Borrower referring to the provisions of this Section 12.16 and setting forth a description of such Additional Provision (including any defined terms used therein) and related explanatory calculations, as applicable.

(b)           So long as no Default or Event of Default has occurred and is continuing on the date on which any Additional Provision is amended or modified in the relevant Material Debt Document such that such Additional Provision is less restrictive on the Borrower, any Additional Provision is removed from such Material Debt Document or such Material Debt Document shall be terminated, any Additional Provision incorporated into this Agreement pursuant to this Section 12.16:

(i)            shall be deemed amended, modified or removed as a result of any amendment, modification or removal of such Additional Provision under such Material Debt Document and

(ii)           shall be deemed deleted from this Agreement at such time as such Material Debt Document shall be terminated and no amounts shall be outstanding thereunder; provided, that,

(A)          other than as provided in Section 12.02, this Agreement shall not be amended to delete any covenant, undertaking, event of default, restriction or other provision included in this Agreement (other than by operation of Section 12.16(a)) or to make any such provision less restrictive on the Borrower and its Subsidiaries; and

(B)          if any lender or agent under such Material Debt Document is paid any remuneration as consideration for any amendment, modification or removal of such Additional Provision under such Material Debt Document, then such remuneration shall be concurrently paid, on the same equivalent terms, ratably to each Lender.

(b)   Article XII is hereby amended by adding the following Section 12.17 thereto where numerically appropriate:

Section 12.17       Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)           the effects of any Bail-in Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 3.              Conditions Precedent.  This Fourth Amendment shall become effective on the date (such date, the “Fourth Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

3.1          The Administrative Agent shall have received from each of the Borrower and Lenders constituting the Majority Lenders, counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Fourth Amendment signed on behalf of such Person.

3.2          The Administrative Agent, the Arrangers and the Lenders shall have received all commitment, facility and agency fees and all other reasonable fees and amounts due and payable on or prior to the Fourth Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement (including, without limitation, the fees and expenses of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent).

3.3          The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals required by Section 7.03.

3.4          No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Fourth Amendment.

3.5          The Administrative Agent shall be reasonably satisfied with the terms and conditions of each contemporaneous amendment to the note purchase agreements pursuant to which the now-outstanding Permitted Senior Notes were issued, and such amendments shall have become effective before or concurrently with the Fourth Amendment Effective Date.

The Administrative Agent is hereby authorized and directed to declare this Fourth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section or the waiver of such conditions as permitted in Section 12.02.  Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4.              Specified Defaults and Events of Default; Waiver Request and Consent.

4.1          Specified Defaults and Events of Default. The Borrower has informed the Administrative Agent that the compliance certificate previously delivered by the Borrower in connection with the financial statements delivered with respect to the fiscal year ended December 31, 2014 failed to set forth the correct information required to accurately represent whether Borrower was in compliance with the requirements of Section 9.01(c) for the fiscal quarter ended December 31, 2014 (the “Reporting Requirement Default”), which caused Events of Default pursuant to Section 10.01(c) and Section 10.01(e) (the “Reporting Requirement Events of Default”).  The Borrower subsequently failed to provide notice of the Reporting Requirement Default in compliance with Section 8.02(a) (together with the Reporting Requirement Default, the “Specified Defaults”), which caused an Event of Default pursuant to Section 10.01(d) (the “Notice Event of Default”). Further, the Borrower’s failure to comply with certain provisions of the agreements governing the Borrower’s Permitted Senior Notes analogous to those set forth in Sections 8.02(a), 9.01(c), and 10.01(c) through (e) caused an Event of Default under Section 10.01(g) (together with the Reporting Requirement Events of Default, the Notice Event of Default and the Specified Defaults, the “Specified Defaults and Events of Default”).

4.2          Waiver Request and Consent.

(a)           The Borrower hereby requests and the Administrative Agent and Lenders constituting the Majority Lenders hereby agree, subject to the terms and conditions of this Fourth Amendment, to waive the Specified Defaults and Events of Default.

(b)           Neither the execution by the Administrative Agent or Lenders constituting the Majority Lenders of this Fourth Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any other defaults which may exist or which may occur in the future under the Credit Agreement and/or the other Loan Documents, or any future defaults of the same provisions waived hereunder (collectively, “Other Violations”).  Similarly, nothing contained in this Fourth Amendment shall directly or indirectly in any way whatsoever:  (i) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Other Violations, (ii) amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument except as expressly set forth in this Fourth Amendment, or (iii) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Nothing in this Fourth Amendment shall be construed to be a consent by the Administrative Agent or the Lenders to any Other Violations

Section 5.              Miscellaneous.

5.1          Confirmation. The provisions of the Credit Agreement, as amended by this Fourth Amendment, shall remain in full force and effect following the effectiveness of this Fourth Amendment.  Upon and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.  This Fourth Amendment is a Loan Document.

5.2          Ratification and Affirmation; Representations and Warranties.  The Borrower hereby (a) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (b) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fourth Amendment:

(i)            all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, and

(ii)           no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.3          Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page to this Fourth Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

5.4          NO ORAL AGREEMENT. THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

5.5          GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.6          Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Fourth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

5.7          Severability. Any provision of this Fourth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.8          Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first written above.

CABOT OIL & GAS CORPORATION

By:	/s/ Scott C. Schroeder
	Name:	Scott C. Schroeder
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Cabot Oil & Gas Corporation

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Lender and Issuing Bank

By:	/s/ Anson D. Williams
	Name:	Anson D. Williams
	Title:	Authorized Officer

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Cabot Oil & Gas Corporation

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Michael Clayborne
	Name:	Michael Clayborne
	Title:	Vice President

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Cabot Oil & Gas Corporation

BANK OF MONTREAL,
as a Lender

By:	/s/ James V. Ducote
	Name:	James V. Ducote
	Title:	Managing Director

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Cabot Oil & Gas Corporation

CITIBANK, N.A.,
as a Lender

By:	Ivan Davey
	Name:	Ivan Davey
	Title:	Vice President

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Cabot Oil & Gas Corporation

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Stephen W. Warfel
	Name:	Stephen W. Warfel
	Title:	Managing Director

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Cabot Oil & Gas Corporation

TORONTO DOMINION (NEW YORK) LLC,
as a Lender

By:	/s/ Ryan Karim
	Name:	Ryan Karim
	Title:	Authorized Signatory

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Cabot Oil & Gas Corporation

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Rick Hawthorne
	Name:	Rick Hawthorne
	Title:	Director

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Cabot Oil & Gas Corporation

BNP PARIBAS, as a Lender

By:	/s/ Cameron Jones
	Name:	Cameron Jones
	Title:	Director

By:	Claudia Biedenharn
	Name:	Claudia Biedenharn
	Title:	Vice President

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Cabot Oil & Gas Corporation

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ Parul June
	Name:	Parul June
	Title:	Vice President

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Cabot Oil & Gas Corporation

ING CAPITAL LLC,
as a Lender

By:	/s/ Juli Biser
	Name:	Juli Biser
	Title:	Managing Director

By:	/s/ Scott Lamoreaux
	Name:	Scott Lamoreaux
	Title:	Director

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Cabot Oil & Gas Corporation

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ J. Frazell
	Name:	J. Frazell
	Title:	Director

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Cabot Oil & Gas Corporation

SCOTIABANC INC.,
as a Lender

By:	/s/ K. Zhou
	Name:	K. Zhou
	Title:	Director

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Cabot Oil & Gas Corporation

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Robert James
	Name:	Robert James
	Title:	Director

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Cabot Oil & Gas Corporation

COMERICA BANK,
as a Lender

By:	/s/ Jason Klesel
	Name:	Jason Klesel
	Title:	Commercial Banking Officer

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Cabot Oil & Gas Corporation

FROST BANK,
as a Lender

By:	/s/ Lane Dodds
	Name:	Lane Dodds
	Title:	Sr. Vice President

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Cabot Oil & Gas Corporation

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ George E. McKean
	Name:	George E. McKean
	Title:	Senior Vice President

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Cabot Oil & Gas Corporation

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ James D. Weinstein
	Name:	James D. Weinstein
	Title:	Managing Director

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Cabot Oil & Gas Corporation